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                                                                     EXHIBIT 4.1

                         FORM OF SUBSCRIPTION AGREEMENT
                                       FOR
                          CANYON RESOURCES CORPORATION

      Canyon Resources Corporation, a Delaware corporation (the "Company"), and ______________________ ("Investor"), in consideration of the mutual promises contained in this Subscription Agreement (this "Agreement") and the performance and payment described in this Agreement, the sufficiency of which is hereby acknowledged, mutually agree as follows:

      1. Subscription. Investor hereby subscribes for and offers to purchase ______ shares (the "Shares") of common stock, $0.01 par value per share (the "Common Stock"), of the Company at a purchase price of $_______ per share for an aggregate purchase price of $____________ (the "Purchase Price"). In addition, as part of the subscription (and for no additional consideration), Investor shall be issued (A) _____________ [50% of the Shares above] Series A warrants, at an exercise price of $______ per share and exercisable for three (3) years from the date of issuance (the "Series A Warrants"); and (B) _____________ [25% of the Shares above] Series B warrants, at an exercise price of $______ per share and exercisable for one (1) year from the date of issuance (the "Series B Warrants" and together with Series A Warrants, the "Warrants"). Each whole Series A Warrant and Series B Warrant will be exercisable into one (1) share of Common Stock (the "Warrant Shares" and collectively with the Shares and the Warrants, the "Securities").

      2. Representations and Warranties of Investor. Investor hereby represents and warrants as follows:

      (a) Investor is experienced in evaluating and investing in mining companies such as the Company. Investor has substantial knowledge regarding, and experience in, financial and business matters, including knowledge and experience in investing in and evaluating private placement transactions of securities in companies similar to the Company. Investor is capable of evaluating the risks and merits of its investment in the Company and has the capacity to protect his, her or its own interests. Investor has been furnished all information necessary to enable it to evaluate the merits and risks of an investment in the Company.

      (b) Investor is acquiring the Securities for investment for his, her or its own account and not with a view to, or for resale in connection with, any distribution thereof, except in compliance with applicable securities laws, and Investor has no present intention of selling or distributing the Securities, and will not sell or distribute such Securities; provided, however, that by making the representations herein, Investor does not agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with Federal and state securities laws applicable to such disposition. Investor understands that as of the date of this Agreement the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"). Investor understands that Investor has neither the right to require the Company or any underwriter to register the Securities under the

Act or state securities laws at any time nor the right to join in any future registration of shares of capital stock by the Company except as set forth herein.

      (c) Investor acknowledges that, because the Securities have not been registered under the Act, the Securities that Investor receives at the closing of its investment must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Investor is aware of the provisions of Rule 144 promulgated under the Act that permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the resale occurring not less than one year after a party has purchased and paid for the security to be sold. Investor understands that at the present time Rule 144 is not applicable with respect to the Securities and may not be applicable in the future.

      (d) Investor has read, understood, and is familiar with the Company's public filings available at the Securities and Exchange Commission's (the "Commission") website and has had an opportunity to discuss in detail the Company's business, management and financial affairs with, and to ask questions of, the Company's executive officers with regard to the Company, its businesses and other information relevant to Investor, and has reviewed all documents and records of the Company which the Company has provided in response to Investor's request and has had an opportunity to request and review all documents necessary to fully evaluate the investment decision.

      (e) Investor is financially able to bear the economic risk of investment in the Securities, including a total loss of investment. Investor has adequate means of providing for its current needs and has no need for liquidity in its investment in the Securities and has no reason to anticipate any material change in its financial condition in the foreseeable future. Investor understands that the acquisition of the Securities is an investment involving a risk of loss and there is no guarantee that Investor will realize any gain from such investment, and that he, she or it could lose the total amount of such investment. Investor understands that neither the Commission nor any other U.S. federal or state agency has reviewed the proposed offering of Securities or made any finding or determination of fairness of the offering of Securities or any recommendation or endorsement of such investment.

      (f) No representations or warranties have been made to Investor by the Company or any of its agents, managers, employees or affiliates, and in entering into the present transaction Investor is not relying on any information, other than from the results of independent investigation by Investor. Investor understands that the Securities are being offered to him, her or it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgements and understandings of Investor set forth herein in order to determine the applicability of such exemptions and the suitability of Investor to acquire the Securities.

      (g) Investor has not been organized for the specific purpose of acquiring Securities.

      (h) Investor has its principal residence in the state or jurisdiction set forth on the signature page to this Agreement, and the address and social security number or federal tax identification number, if any, set forth below is the true and correct address and social security number or federal tax identification number of Investor. Investor has no present intention of becoming a resident of another state or jurisdiction.

      (i) The information set forth in this Agreement is true, complete and correct, and Investor is aware that the Company and its counsel will rely on the information, representations and warranties set forth in this Agreement in accepting or rejecting Investor's offer to purchase the Securities. Investor has accurately and fully completed the Accredited Investor Certification attached as Exhibit A to this Agreement, which is incorporated in this Agreement by this reference. Investor represents that the information contained in Exhibit A to this Agreement is complete and accurate and may be relied upon by the Company and its officers, directors, and control persons. Investor hereby covenants to notify the Company immediately of any material change in any of the information contained in Exhibit A prior to the acceptance by the Company of his, her or its subscription.

      (j) Investor acknowledges that no general solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him, her or it and that no public solicitation or advertisement with respect to the offering of the Securities has been made to him, her or it.

      (k) Investor understands that his, her or its subscription for the Securities is subject to acceptance by the Company, in whole or in part, and understands that his, her or its subscription offer may not be withdrawn.

      (l) Investor has not made an overall commitment to investments that are not readily marketable that is disproportionate to his, her or its net worth, and his, her or its investment in the Securities will not cause such overall commitment to become excessive.

      (m) Investor is an "accredited investor," as such term is defined under Rule 501 of Regulation D promulgated under the Act. Investor is not required to be registered as a broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Investor is not a broker-dealer.

      (n) During the period from the day Investor was initially contacted by H.C. Wainwright & Co., Inc. ("H.C. Wainwright") regarding a potential investment in the Company until the date hereof, neither Investor nor any affiliate of such Investor that (i) has or had knowledge of the transactions contemplated hereby,
(ii) has or shares discretion relating to such Investor's investments or trading or information concerning such Investor's investments, including in respect of the Securities, or (z) is subject to such Investor's review or input concerning such affiliate's investments or trading (collectively, "Trading Affiliates") has, directly or indirectly, effected or agreed to effect any transactions in the securities of the Company, including any short sale, whether or not against the box, established any "put equivalent position" (as defined in Rule 16a-1(h) under the Exchange Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock or otherwise sought to hedge its position in the Securities (each, a "Prohibited Transaction"). Such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction during the period from the date hereof until such time as the transactions contemplated by this Agreement are closed and publicly announced or this Agreement is terminated.

      3. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor (except as set forth in the Commission Documents (as defined in Section 3(f)) or on the Schedule of Exceptions attached hereto with each numbered Schedule corresponding to the section number herein), as follows:

      (a) Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company does not have any Subsidiaries (as defined in Section 3(g)) or own securities of any kind in any other entity. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction(s) (alone or in the aggregate) in which the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Agreement, "Material Adverse Effect" means any effect on the business, results of operations, assets or financial condition of the Company that is material and adverse to the Company and its Subsidiaries, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement and the Warrants in any material respect.

      (b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Warrants and to issue and sell the Securities in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no further consent or authorization of the Company, its Board of Directors or stockholders is required. When executed and delivered by the Company, each of this Agreement and the Warrants shall constitute a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

      (c) Capitalization. The authorized capital stock of the Company as of November 23, 2005 is set forth on Schedule 3(c) hereto. All of the outstanding shares of the Common Stock and any other outstanding security of the Company have been duly and validly authorized. Except as set forth in this Agreement, no shares of Common Stock or any other security of the Company are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities, the Company is not a party to or bound by any agreement or understanding granting registration or anti-dilution rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement or understanding restricting the voting or transfer of any shares of the capital stock of the Company.

      (d) Issuance of Securities. The Shares and the Warrants have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof and the Warrants, respectively, the Shares and the Warrant Shares will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

      (e) No Conflicts. The execution, delivery and performance of this Agreement and the Warrants by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not (i) violate any provision of the Company's Certificate of Incorporation (the "Certificate") or Bylaws (the "Bylaws"), each as amended to date, or any Subsidiary's comparable charter documents, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any Material Agreement (as defined in Section 3(t)) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries' respective properties or assets are bound, or (iii) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases, other than violations pursuant to clauses (i) or (iii) (with respect to federal and state securities laws) above, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Warrants or issue and sell the Securities in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, rules or regulations, the American Stock Exchange prior to or subsequent to the Closing, or any registration provisions provided in this Agreement).

      (f) Commission Documents, Financial Statements. The Common Stock of the Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "Commission Documents"). At the times of their respective filings, the Form 10-Q for the fiscal quarters ended September 30, 2005, June 30, 2005 and March 31, 2005 (collectively, the "Form 10-Q") and the Form 10-K for the fiscal year ended December 31, 2004 (the "Form 10-K") complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Q and Form 10-K, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the Notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

      (g) Subsidiaries. Schedule 3(g) hereto sets forth each Subsidiary of the Company, showing the jurisdiction of its incorporation or organization and showing the percentage of each person's ownership of the outstanding stock or other interests of such Subsidiary. For the purposes of this Agreement, "Subsidiary" shall mean any corporation or other entity of which at least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries. All of the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued, and are fully paid and nonassessable. There are no outstanding preemptive, conversion or other rights, options, warrants or agreements granted or issued by or binding upon any Subsidiary for the purchase or acquisition of any shares of capital stock of any Subsidiary or any other securities convertible into, exchangeable for or evidencing the rights to subscribe for any shares of such capital stock. Neither the Company nor any Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of the capital stock of any Subsidiary or any convertible securities, rights, warrants or options of the type described in the preceding sentence. Neither the Company nor any Subsidiary is party to, nor has any knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of any Subsidiary.

      (h) No Material Adverse Change. Since September 30, 2005, the Company has not experienced or suffered any Material Adverse Effect.

      (i) No Undisclosed Liabilities. Since September 30, 2005, neither the Company nor any of its Subsidiaries has incurred any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses or which, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

      (j) No Undisclosed Events or Circumstances. Since September 30, 2005, no event or circumstance has occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

      (k) Indebtedness. Schedule 3(k) hereto sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others in excess of $100,000, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $25,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness, except for any such default that would not have a Material Adverse Effect.

      (l) Title to Assets. Each of the Company and the Subsidiaries has good and valid title to all of its real and personal property reflected in the Commission Documents, free and clear of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for the paramount title of the United States with respect to unpatented mining claims and those

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that, individually or in the aggregate, do not cause a Material Adverse Effect.
All such leases of the Company and each of its Subsidiaries, to the knowledge of the Company, are valid and subsisting and in full force and effect.

      (m) Actions Pending. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary which questions the validity of this Agreement or the Warrants or any of the transactions contemplated hereby or thereby or any action taken or to be taken pursuant hereto or thereto. There is no action, suit, claim, investigation, arbitration, alternate dispute resolution proceeding or other proceeding pending or, to the knowledge of the Company, threatened against or involving the Company, any Subsidiary or any of their respective properties or assets, which individually or in the aggregate, would have a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any Subsidiary or any officers or directors of the Company or Subsidiary in their capacities as such, which individually or in the aggregate, would have a Material Adverse Effect.

      (n) Compliance with Law. The business of the Company and the Subsidiaries has been and is presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except for such noncompliance that, individually or in the aggregate, would have a Material Adverse Effect. The Company and each of its Subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, would not have a Material Adverse Effect.

      (o) Taxes. The Company and each of the Subsidiaries has accurately prepared and filed all federal, state and other tax returns required by law to be filed by it, has paid or made provisions for the payment of all taxes shown to be due and all additional assessments, and adequate provisions have been and are reflected in the financial statements of the Company and the Subsidiaries for all current taxes and other charges to which the Company or any Subsidiary is subject and which are not currently due and payable, except to the extent being disputed in good faith or would not have a Material Adverse Effect. None of the federal income tax returns of the Company or any Subsidiary have been audited by the Internal Revenue Service. The Company has no knowledge of any additional assessments, adjustments or contingent tax liability (whether federal or state) of any nature whatsoever, whether pending or threatened against the Company or any Subsidiary for any period, nor of any basis for any such assessment, adjustment or contingency.

      (p) Certain Fees. Except for placement agent fees to be paid to H.C. Wainwright to the terms of that letter agreement, effective November 1, 2005, by and between the Company and H.C. Wainwright, the Company has not employed any broker or finder or incurred any

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liability for any brokerage or investment banking fees, commissions, finders'
structuring fees, financial advisory fees or other similar fees in connection with this Agreement.

      (q) Disclosure. Neither this Agreement or the Schedules hereto nor any other documents, certificates or instruments furnished to Investor by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

      (r) Operation of Business. The Company and each of the Subsidiaries owns or possesses the rights to all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations which are necessary for the conduct of its business as now conducted without any conflict with the rights of others, the failure of which will not have a Material Adverse Effect.

      (s) Books and Records; Internal Accounting Controls. The records and documents of the Company and its Subsidiaries accurately reflect in all material respects the information relating to the business of the Company and the Subsidiaries, the location and collection of their assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the Company or any Subsidiary. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company's management, to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate actions are taken with respect to any differences.

      (t) Material Agreements. Except for this Agreement and the Warrants (with respect to clause (i) only), or as would not have a Material Adverse Effect, (i) the Company and each of its Subsidiaries have performed all obligations required to be performed by them to date under any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, filed or required to be filed with the Commission (the "Material Agreements"), (ii) neither the Company nor any of its Subsidiaries has received any notice of default under any Material Agreement and, (iii) to the Company's knowledge, neither the Company nor any of its Subsidiaries is in default under any Material Agreement now in effect.

      (u) Transactions with Affiliates. There are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions between (a) the Company, any Subsidiary or any of their respective customers or suppliers on the

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one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any of its Subsidiaries, or any person owning any capital stock of the Company or any Subsidiary or any member of the immediate family of such officer, employee, consultant, director or stockholder or any corporation or other entity controlled by such officer, employee, consultant, director or stockholder, or a member of the immediate family of such officer, employee, consultant, director or stockholder which, in each case, is required to be disclosed in the Commission Documents, that is not so disclosed in the Commission Documents.

      (v) Securities Act of 1933. Based in material part upon the representations herein of Investor, the Company has complied with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Securities hereunder. Neither the Company nor, to the Company's knowledge, anyone acting on its behalf, directly or indirectly, has sold, offered to sell or solicited offers to buy any of the Securities or similar securities to, or solicited offers with respect thereto from, or entered into any negotiations relating thereto with, any person, or has taken any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Act and applicable state securities laws, and neither the Company nor any of its affiliates, nor, to the Company's knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offer or sale of any of the Securities.

      (w) Employees. Neither the Company nor any Subsidiary has any collective bargaining arrangements or agreements covering any of its employees. Neither the Company nor any Subsidiary has any employment contract, non-competition agreement an/or non-solicitation agreement, confidentiality agreement, or any other similar contract or restrictive covenant, relating to the right of any officer, employee or consultant to be employed or engaged by the Company or such Subsidiary required to be disclosed in the Commission Documents that is not so disclosed. Since September 30, 2005, no officer, consultant or key employee of the Company or any Subsidiary, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company or any Subsidiary, whose termination, either individually or in the aggregate, would have a Material Adverse Effect.

      (x) Public Utility Holding Company Act and Investment Company Act Status. The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon the closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      (y) Delisting Notification. The Company has not received notice (written or oral) from the American Stock Exchange to the effect that the Company is not in compliance with the listing or maintenance requirements of such market.

      (z) No Integrated Offering. Neither the Company, nor any of its affiliates, nor, to the Company's knowledge, any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Act that would prevent the Company from selling the Securities pursuant to Regulation D and Rule 506 thereof under the Act, or any applicable exchange-related stockholder approval provisions, nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings that would violate Regulation D and Rule 506 thereof under the Act. The Company does not have any registration statement pending before the Commission or currently under the Commission's review, and since May 1, 2005, the Company has not offered or sold any of its equity securities or debt securities convertible into shares of Common Stock.

      (aa) Sarbanes-Oxley Act. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), and the rules and regulations promulgated thereunder, that are effective and intends to comply with other applicable provisions of the Sarbanes-Oxley Act, and the rules and regulations promulgated thereunder, upon the effectiveness of such provisions.

      4. Covenants of the Company. The Company covenants with Investor as follows, which covenants are for the benefit of Investor and its permitted assignees.

      (a) Securities Compliance. The Company shall notify the Commission in accordance with its rules and regulations, of the transactions contemplated by this Agreement and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Investor, or its subsequent holders.

      (b) Registration and Listing. The Company shall use its commercially reasonable efforts (i) to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) to comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) to comply with all requirements related to any registration statement filed pursuant to this Agreement, and (iv) to not take any action or file any document (whether or not permitted by the Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Act, except as permitted herein. The Company shall use its commercially reasonable efforts to continue the listing or trading of its Common Stock on the American Stock Exchange or any successor market. The Company shall promptly file an "Additional Listing Application" for, or in connection with, the issuance and delivery of the Shares and the Warrant Shares with the American Stock Exchange.

      (c) Inspection Rights. The Company shall permit, during normal business hours and upon reasonable request and reasonable notice, Investor or any employees, agents or representatives thereof, so long as Investor shall be obligated hereunder to purchase the Shares or shall beneficially own any Shares or Warrant Shares and any requested information is not publicly available on EDGAR or the Company's website, for purposes reasonably related to Investor's interests as a stockholder to examine and make reasonable copies of the records and books of account of, and visit and inspect the properties, assets, operations and business of the Company and any Subsidiary, and to discuss the affairs, finances and accounts of the Company and any Subsidiary with any of its officers, consultants, directors, and key employees. Notwithstanding any of the foregoing, nothing herein shall obligate the Company to provide to Investor, or any advisors or representatives or underwriters, any material nonpublic information. The Company shall not disclose material nonpublic information to Investor, or to advisors to or representatives of Investor, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides Investor, such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and if Investor wishes to obtain such information it shall enter into an appropriate confidentiality agreement with the Company with respect thereto.

      (d) Compliance with Laws. The Company shall use its commercially reasonable efforts to comply, and cause each Subsidiary to comply, with all applicable laws, rules, regulations and orders, except where such noncompliance would not have a Material Adverse Effect.

      (e) Keeping of Records and Books of Account. The Company shall keep and cause each Subsidiary to keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

      (f) Reporting Requirements. If the Company ceases to file its periodic reports with the Commission, or if the Commission ceases making these periodic reports available via the Internet without charge, or if the Company ceases making these periodic reports available via its website without charge, then the Company shall furnish the following to Investor so long as Investor shall be obligated hereunder to purchase the Securities or shall beneficially own
Securities:

            (i) Quarterly Reports filed with the Commission on Form 10-Q as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission;

            (ii) Annual Reports filed with the Commission on Form 10-K as soon as practical after the document is filed with the Commission, and in any event within five (5) days after the document is filed with the Commission; and

            (iii) Copies of all notices, information and proxy statements in connection with any meetings, that are, in each case, provided to holders of shares of Common Stock, contemporaneously with the delivery of such notices or information to such holders of Common Stock.

      (g) Other Agreements. The Company shall not enter into any agreement in which the terms of such agreement would restrict or impair the right or ability of the Company or any Subsidiary to perform under this Agreement or the Warrants.

      (h) Use of Proceeds. The proceeds from the sale of the Shares will be used by the Company for working capital and general corporate purposes.

      (i) Reporting Status. So long as Investor beneficially owns any of the Securities, the Company shall not terminate its status as an issuer required to file reports under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would permit such termination.

      (j) Disclosure of Transaction. The Company shall issue a press release describing the material terms of the transactions contemplated hereby (the "Press Release") on the day of the initial closing hereunder but in no event later than 9:00 A.M. Eastern Time on the first Trading Day (as defined below) following the Closing Date (as defined in Section 5(a)(i)). The Company shall also file with the Commission a Current Report on Form 8-K (the "Form 8-K") describing the material terms of the transactions contemplated hereby (and attaching as exhibits thereto this Agreement, the form of each series of Warrant and the Press Release) as soon as practicable following the Closing Date under this Agreement but in no event more than two (2) Trading Days following the Closing Date, which Press Release shall be subject to prior review and comment by counsel to Investor. "Trading Day" means any day during which the principal exchange on which the Common Stock is traded shall be open for trading.

      (k) Disclosure of Material Information. The Company covenants and agrees that neither it nor, to the Company's knowledge, any other person acting on its behalf has provided or will provide Investor or its agents or counsel with any information that the Company believes constitutes material nonpublic information, unless prior thereto Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

      (l) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by Investor in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Common Stock. The pledge of Common Stock shall not be deemed to be a transfer, sale or assignment of the Common Stock hereunder, and no Investor effecting a pledge of Common Stock shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement; provided that Investor and its pledgee shall be required to comply all applicable securities laws in order to effect a sale, transfer or assignment of Common Stock to such pledgee. At Investor's expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the Common Stock may reasonably request in connection with a pledge of the Common Stock to such pledgee by Investor.

      5. Registration Rights.

      (a) Definitions. As used in this Section 5, the following terms shall have the following meanings:

            (i) "Closing Date" means as soon as practicable and as agreed by the parties hereto within three business days following the execution of this Agreement, or such later time and date as may be agreed by the parties, but in no event prior to the date the Company's Additional Listing Application related to this offering is approved by the American Stock Exchange.

            (ii) "Person" means any individual, partnership, corporation, limited liability company, joint stock company, association, trust, unincorporated organization, or governmental agency or political subdivision thereof.

            (iii) "Registrable Shares" means (A) the Shares, (B) the Warrant Shares, and (C) any other securities issued or issuable with respect to or in exchange for Registrable Securities; provided, however, that a Share or Warrant Share shall cease to be a Registrable Share for purposes of this
      Section 5 when it no longer is a Restricted Share.

            (iv) "Restricted Share" means any Share or Warrant Share except any that (A) have been registered pursuant to an effective registration statement under the Act and sold in a manner contemplated by the prospectus included in such registration statement, (B) have been transferred in compliance with the resale provisions of Rule 144 under the Act (or any successor provision thereto) or is transferable pursuant to paragraph (k) of Rule 144 under the Act (or any successor provision thereto), or (C) otherwise have been transferred and a new share of Common Stock not subject to transfer restrictions under the Act has been delivered by or on behalf of the Company.

      (b) Registration Statement; Expenses. The Company shall:

            (i) file in a timely manner a Form D relating to the sale of the Shares and the Warrants under this Agreement, pursuant to Regulation D as promulgated by the Commission;

            (ii) as soon as practicable after the Closing Date, but in no event later than the 30th day following the Closing Date (subject to receipt of necessary information from Investors), prepare and file with the Commission a Registration Statement on Form S-1 (or, if the Company is eligible to use Form S-3, then on Form S-3) relating to the sale of the Registrable Shares by Investor from time to time on the American Stock Exchange (or the facilities of any national securities exchange or automated quotation system on which the Company's Common Stock are then traded or quoted) or in privately negotiated transactions (the "Registration Statement");

            (iii) provide to Investors any information required to permit the sale of the Company's Common Stock under Rule 144 of the Act;

            (iv) subject to receipt of necessary information from Investors, use its commercially reasonable efforts to cause the Registration Statement to be declared effective under the Act as promptly as possible after the filing thereof, but in any event prior to the 90th day following the Closing Date;

            (v) notify Investors promptly upon the Registration Statement, and any post-effective amendment thereto, being declared effective by the Commission;

            (vi) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus and take such other action, if any, as may be necessary to keep the Registration Statement effective until the earlier of (i) the date on which the Registrable Shares may be resold without registration and without regard to any volume limitations by reason of Rule 144(k) under the Act or any other rule of similar effect or (ii) all of the Registrable Shares have been sold pursuant to the Registration Statement or Rule 144 under the Act or any other rule of similar effect (the "Effectiveness Period");

            (vii) promptly furnish to Investor with respect to the shares of Common Stock registered under the Registration Statement such reasonable number of copies of the prospectus, including any supplements to or amendments of the prospectus, in order to facilitate the public sale or other disposition of all or any of the shares of Common Stock by Investors;

            (viii) during the period when copies of the prospectus are required to be delivered under the Act or the Exchange Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act within the time periods required by the Exchange Act and the rules and regulations promulgated thereunder; and

            (ix) bear all expenses in connection with the procedures in paragraphs (i) through (viii) of this Section 5(b) and the registration of the Registrable Shares pursuant to the Registration Statement.

      (c) Failure to File Registration Statement and Other Events. The Company and Investor agree that Investor will suffer damages if the Registration Statement is not filed on or prior to the 30th day following the Closing Date and not declared effective by the Commission on or prior to the 120th day following the Closing Date and maintained in the manner contemplated herein during the Effectiveness Period or if certain other events occur. The Company and Investor further agree that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (A) the Registration Statement is not filed on or prior to the 30th day following the Closing Date, or (B) the Registration Statement is not declared effective by the Commission on or prior to the 120th day following the Closing Date, or (C) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act within three (3) Business Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be "reviewed," or not subject to further review, or (D) the Registration Statement is filed with and declared effective by the Commission but thereafter ceases to be effective as to all Registrable Shares at any time prior to the expiration of the Effectiveness Period, without being succeeded immediately by a subsequent Registration Statement filed with and declared effective by the Commission, or (E) trading in the Common Stock shall be suspended or if the Common Stock is delisted from the American Stock Exchange (or other principal exchange on which the Common Stock is traded) for any reason for more than three (3) business days in the aggregate (any such failure or breach being referred to as an "Event," and for purposes of clauses (A) and (B) the date on which such Event occurs, or for purposes of clause (C) the date on which such three (3) business day period is exceeded, or for purposes of clause (D) after more than twenty (20) consecutive days or for a total of not more than forty-five (45) days in any twelve (12) month period, or for purposes of clause (E) the date on which such three (3) business day period is exceeded, being referred to as "Event Date"), the Company shall pay an amount as liquidated damages to Investor equal to 2.0% of the Purchase Price for the first 30-day period or portion thereof and shall pay to Investor liquidated damages equal to 1.0% of the Purchase Price for each subsequent 30-day period or portion thereof from the Event Date (provided that, with respect to the Event described in clause (B), the "30-day period" shall be deemed to commence on the 30th day prior to the applicable Event Date) until the applicable Event is cured. The penalties shall not be imposed for a violation of the terms of clause
(B) provided that the Company responds to any comments by the Commission within ten (10) days upon receipt, and will communicate any above stated comments with Investor within the same ten (10) day period.

      6. Stock Certificate Restrictions. All certificates representing Securities subject to this Agreement shall bear a legend in substantially the following form:

            "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR STATE SECURITIES LAWS AND CANNOT BE OFFERED, SOLD, ASSIGNED, OR OTHERWISE TRANSFERRED AT

            ANY TIME WHATSOEVER, EXCEPT UPON DELIVERY TO THE COMPANY OF EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL (INCLUDING, AT THE COMPANY'S OPTION, AN OPINION OF COUNSEL) THAT REGISTRATION IS NOT REQUIRED FOR SUCH OFFER OR TRANSFER AND THAT SUCH OFFER OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS AND REGULATIONS PROMULGATED THEREUNDER. THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED BY THE REGISTERED OWNER HEREOF FOR INVESTMENT AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF IN VIOLATION OF THE SECURITIES ACT. THE SHARES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT IN A TRANSACTION WHICH IS EXEMPT UNDER THE PROVISIONS OF THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, OR PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR IN A TRANSACTION OTHERWISE IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS."

      7. Indemnification. (a) Investor acknowledges that he, she or it understands the meaning and legal consequences of the representations and warranties of this Agreement and that the Company has relied upon such representations and warranties, and he, she or it hereby agrees to indemnify and hold harmless the Company and its officers, directors, affiliates, shareholders, controlling persons, agents and employees from and against any and all loss, damage or liability due to or arising out of a breach or the inaccuracy of any such representation, warranty or covenant. All representations, warranties and covenants contained in this Agreement, and the indemnification contained in this
Section 7(a), shall survive the acceptance of this subscription and will continue in full force without limitation and effect. Investor's indemnification obligations pursuant to this Section 7 shall not exceed the Purchase Price.

      (b) Company acknowledges that it understands the meaning and legal consequences of the representations and warranties of this Agreement and that Investor has relied upon such representations and warranties, and it hereby agrees to indemnify and hold harmless Investor and its officers, directors, affiliates, shareholders, controlling persons, agents and employees from and against any and all loss, damage or liability due to or arising out of a breach or the inaccuracy of any such representation, warranty or covenant. All representations, warranties and covenants contained in this Agreement, and the indemnification contained in this Section 7(b), shall survive the acceptance of this subscription and will continue in full force without limitation and effect.

      8. Further Agreement of Investor. Investor recognizes and agrees that the Company shall have the right to accept or reject Investor's subscription, in whole or in part, for any reason whatsoever.

      9. Escrow Account. The Company has entered into an Escrow Agreement with a Computershare Trust Company, Inc. ("Escrow Agent"). The terms of the Escrow Agreement, which the Company hereby agrees to make its commercially reasonable efforts to enforce, are as follows:

      (a) All funds received by the Company from Investor ("Investor Funds" and together with all other funds received by the Company for the Securities, "Investors Funds") pursuant to subscription agreements will be deposited with or wired to Escrow Agent within ten (10) days following the day upon which proceeds are received by the Company.

      (b) From time to time upon the Company's request, and at the end of the third business day following the Termination Date (as defined below), Escrow Agent shall notify the Company of the amount of Investors Funds received hereunder. If the following requirements are met: (i) Investors Funds totaling $1,500,000 (the "Minimum Amount") or more are received by Escrow Agent at any time prior to the Termination Date and (ii) the Company has delivered to the Escrow Agent a written notice ("Notice") signed by an authorized officer of the Company stating that the Company has received and accepted subscription agreements for the Securities totaling or exceeding the Minimum Amount (i and ii together are the "Requirements"), then Escrow Agent shall pay out the escrowed funds and all earnings thereon when and as directed by such written Notice.

      (c) If the Requirements are not met prior to the Termination Date, Escrow Agent shall refund to each of Investors at such person's address stated on the list of Investors provided by the Company, or at such other address as shall be furnished to Escrow Agent by the Company in writing, all Investor Funds received by the Escrow Agent for such Investor as stated on the list of Investors.

      (d) If the Company does not accept an investor subscription, the Company will send a written notice to Escrow Agent to return such person's funds without interest. Such notice shall include the name and address of the payee and the amount to be paid to the payee.

      (e) The "Termination Date" shall be the earlier of January 1, 2006 or the date Escrow Agent receives written notice from the Company that it is abandoning or closing the sale of the Securities and that Escrow Agent is instructed to pay Investor Funds to Investors.

      10. Headings. Paragraph headings are not to be considered as part of this Agreement, are included solely for convenience, and are not intended to be full or accurate descriptions of the contents thereof.

      11. Construction. Unless the context requires otherwise, words denoting the singular may be construed as denoting the plural, and words of one gender may be construed as denoting such other gender as is appropriate. The word including (and variations thereof) is used in an illustrative sense rather than a limiting sense.

      12. Succession and Assignment. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Neither party may assign this Agreement or any of their rights, interests or obligations in this Agreement without the prior written consent of the other party.

      13. Notices. Any notices to be sent to the Company, including, without limitation those required by Section 2(i) of this Agreement shall be sent to the following address:

      Canyon Resources Corporation
      Attn: James K. B. Hesketh
      14142 Denver West Parkway, Suite 250
      Golden, Colorado  80401
      Telephone: (303) 278-8464
      Facsimile: (303) 279-3772

      With a copy to:

      Hogan & Hartson L.L.P.
      One Tabor Center, Suite 1500
      1200 Seventeenth Street
      Denver, CO 80202
      Attn: Richard J. Mattera
      Telephone: (303) 454-2471
      Facsimile: (303) 899-7333

      If to Investor:

      to the address set forth on the Signature Page hereto.

      14. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Colorado, without regard to the principles of conflicts of laws.

      15. Severability. Wherever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law. However, if for any reason any one or more of the provisions of this Agreement are held to be invalid, illegal or unenforceable in any respect, such action will not affect any other provision of this Agreement.

In such event, this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in it.

      16. Amendments and Waivers. No amendment of any provision of this Agreement will be valid unless it is in writing and is signed by the parties. No waiver by any party of any default, misrepresentation or breach of warranty or covenant under this Agreement, whether intentional or not, will be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant under this Agreement or will affect in any way any rights arising by virtue of any prior or subsequent such occurrence, and no waiver will be effective unless set forth in writing and signed by the party against whom such waiver is asserted.

      17. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay all actual attorneys' fees and expenses (including disbursements and out-of-pocket expenses) incurred by Investor in connection with (i) the negotiation, execution and delivery of this Agreement and the transactions contemplated thereunder, and (ii) any amendments, modifications or waivers of this Agreement, which payment shall be made at the initial closing hereunder and shall not exceed an aggregate of $20,000, of which $7,500 has been previously paid, for all investors who participate in this offering and execute a subscription agreement similar to this Agreement on or about the date hereof. In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the Warrants, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys' fees and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

      18. Entire Agreement. This Agreement including Exhibit A which is incorporated in and constitutes a part of this Agreement, contains the entire agreement of the parties and supersedes all prior oral or written agreements and understandings with respect to the subject matter.

      19. Termination. All representations, warranties, covenants and agreements contained in this Agreement shall terminate and be of no further force and effect upon the first anniversary of the Closing Date; provided, however, that the provisions contained in Sections 4 and 5 hereof shall terminate and be of no further force and effect upon the expiration of the Effectiveness Period.

                            [SIGNATURE PAGE FOLLOWS]

                    SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

      1.    Date: __________________________, 2005

      2.    Consideration: $__________________ in cash.

      Investor represents that:

      (a) the information contained in this Subscription Agreement is complete and accurate and may be relied upon by the Company, and

      (b) Investor will notify the Company immediately of any change in any of such information occurring prior to acceptance of Investor's subscription.

      IN WITNESS WHEREOF, the undersigned has executed this Agreement and executed the Accredited Investor Certification attached hereto as Exhibit A on this _______ day of _______________, 2005.

____________________________________        ____________________________________
Signature of Investor                       Taxpayer Identification or
                                            Social Security Number

____________________________________        ____________________________________

____________________________________        ____________________________________

____________________________________        ____________________________________
Name and Residence Address                  Mailing Address if Different
(Post Office Address Not Acceptable)        from Residence Address
                                            (Post Office Address is Acceptable)

Type of Ownership (check one):

________________  Individual Ownership

________________  Community Property (each spouse must sign)

________________  Joint Tenants with Right of Survivorship (all sign)

________________  Tenants in Common (all sign)

________________  Trust

________________  Corporation

________________  S Corporation

________________  C Corporation

________________  Company

________________  Other (please specify type of entity ________________)

                                   ACCEPTANCE

      This Subscription Agreement between _____________________ and Canyon Resources Corporation is hereby accepted as of __________________, 2005.

                                        CANYON RESOURCES CORPORATION
                                        a Delaware corporation

                                        By:____________________________________
                                        Name:__________________________________
                                        Title:_________________________________

                                    EXHIBIT A

                        ACCREDITED INVESTOR CERTIFICATION

      The undersigned prospective investor ("Investor") hereby represents and warrants to Canyon Resources Corporation, a Delaware corporation (the "Company"), in connection with Investor's proposed equity investment in the Company pursuant to the Subscription Agreement to which this Certification is Exhibit A (the "Agreement"), that one or more of the conditions below, as marked applies to Investor (please initial the appropriate space):

_______ Net Worth. The undersigned natural person's present individual net worth,(1) or joint net worth with the undersigned's spouse, exceeds $1,000,000.

_______ Individual Income. The undersigned natural person had individual income(2) in excess of $200,000 in each of the last two years and reasonably expects such income to be in excess of $200,000 in the current year.

_______ Joint Income. The undersigned natural person, together with the undersigned's spouse, had joint income in excess of $300,000 for each of the last two years and reasonably expects to have joint income in excess of $300,000 in the current year.

_______ Trust. The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities of the Company, whose purchase is directed by a person with such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of an investment in the securities of the Company.

_______ Institutional Investors. The undersigned is (i) a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the "Securities Act")) or any savings and loan association or other institution (as defined in
Section 3(a)(5)(A) of the Securities Act) whether acting in its individual or fiduciary capacity; (ii) an insurance Partnership (as defined in Section 2(13) of the Securities Act); (iii) an investment Partnership registered under the Investment Partnership Act of 1940, as amended (the "Investment Partnership Act"), or a business development Partnership as defined in Section 2(a)(48) of the Investment Partnership Act; (iv) a

----------------

(1) For purposes of this Accredited Investor Certification, "net worth" means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgages and income taxes on unrealized appreciation of assets.

(2) For purposes of this Accredited Investor Certification, "individual income" means "adjusted gross income" as reported for Federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse and increased by the following amounts (but not including any amount attributable to a spouse or to property owned by spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"); (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and
(iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

Small Business Investment Partnership licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958, as amended; (v) a plan established and maintained by a state, its political subdivision, or any agency or instrumentality of a state or its political subdivisions of and for the benefit of its employees, if such plan has total assets in excess of $5,000,000; (vi) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance Partnership, or registered investment adviser, or if such employee benefit plan has total assets in excess of $5,000,000, or if a self-directed plan, with investment decisions made solely by Accredited Investors; or (vii) any broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

_______ Private Business Development Company. The undersigned is a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

_______ Entity With Assets in Excess of $5,000,000. The undersigned is an organization described in Section 501(c)(3) of the Internal Revenue Code, as amended (tax exempt organization), corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities of the Company, with total assets in excess of $5,000,000.

_______ Principal of Canyon Resources Corporation The undersigned is a director or executive officer of the Company.

_______ Entity in Which All Owners Are Accredited Investors. Investor is an entity in which all of the equity owners are accredited investors pursuant to one of the preceding paragraphs or pursuant to some other provision of Regulation D promulgated by the Securities and Exchange Commission pursuant to the Securities Act.

                            [SIGNATURE PAGE FOLLOWS]

         THE UNDERSIGNED ACKNOWLEDGES AND UNDERSTANDS THAT THE COMPANY IS RELYING ON HIS, HER OR ITS REPRESENTATIONS AND WARRANTIES SET FORTH ABOVE IN DETERMINING WHETHER INVESTOR WILL BE PERMITTED TO INVEST IN THE COMPANY PURSUANT TO THE AGREEMENT.

         IN WITNESS WHEREOF, the undersigned has/have executed and made effective this Accredited Investor Certification on this ________ day of ______________________, 2005.

                                        ACCREDITED INVESTOR:

                                            IF AN ENTITY:

                                            By:_________________________________
                                            Name:_______________________________
                                            Title:______________________________

                                            IF AN INDIVIDUAL OR INDIVIDUALS:

                                            ____________________________________
                                                         (Signature)

                                            ____________________________________
                                                        (Print Name)

                                            ____________________________________
                                                         (Signature)

                                            ____________________________________
                                                        (Print Name)

                             SCHEDULE OF EXCEPTIONS

      The section numbers in this Schedule correspond to the section numbers in the Subscription Agreement; provided, however, that any information disclosed herein under any section number shall be deemed to be disclosed and incorporated in any other section of the Agreement where such disclosure would be appropriate and reasonably apparent. Disclosure of any information or document herein is not a statement or admission that it is material or required to be disclosed herein. References to any document do not purport to be complete and are qualified in their entirety by the document itself. Capitalized terms used but not defined herein shall have the same meanings given them in the Subscription Agreement.

3(a)  Organization, Good Standing and Power

                                      Date of         Place of        Ownership
                                   Incorporation    Incorporation         %
                                   -------------  ----------------    ---------
CR Kendall Corporation               03-24-88     Colorado, U.S.A.      100
CR Montana Corporation               04-23-90     Colorado, U.S.A.      100
CR Briggs Corporation                07-25-90     Colorado, U.S.A.      100
CR International Corporation         10-06-93     Colorado, U.S.A.      100
Canyon De Panama S.A.                04-15-94          Panama           100
Canyon Resources Venezuela C.A.      08-19-94         Venezuela          90
Canyon Resources Tanzania Limited    09-06-94         Tanzania           90
Judith Gold Corporation              12-04-63     Montana, U.S.A.       100
Acacia Gold Limited                  10-04-04     Colorado, U.S.A.       51
Industrial Minerals Inc.             08-17-05     Colorado, U.S.A.      100

3(c)  Capitalization as of 11/23/2005

Authorized capital stock     100,000,000 shares of common stock

Shares outstanding           35,020,529 shares of common stock

Options outstanding
         ISO options                            1,117,925
         Non-qualified options                    591,601

Warrants outstanding
         $2.19 exercise, expiring 06/01/06      2,199,836
         $1.03 exercise, expiring 03/14/08      2,651,466

Convertible debentures
         $1.38 conversion, principal of
         $825,000 otherwise due on
         03/01/11                                 597,820

In connection with warrants issued as part of a unit offering in March 2005, the warrant holders have registration rights for the underlying shares (2,651,466) when the Company becomes eligible to register such shares on Form S-3. The Company is obligated to file a registration statement on Form S-3 within sixty days of becoming eligible to use such form.

In connection with the September 2005 issuance of 500,000 shares as partial consideration for reacquiring the Briggs Mine crushing equipment, the Company is obligated to use its commercially reasonable best efforts to register the shares on Form S-3 if and when available. The shares also have piggyback registration rights on any registration statement filed by the Company other than on Forms S-4 and S-8.

3(f)  Commission Documents, Financial Statements

The Company did not timely file a Form 8-K with respect to the 500,000 share issuance in September 2005 as partial consideration for reacquiring the Briggs Mine crushing equipment. This was subsequently disclosed in Item 2 of Part II of the Company's quarterly report on Form 10-Q for the quarterly period ended September 30, 2005 and filed with the Securities and Exchange Commission on November 7, 2005.

3(g)  Subsidiaries

See List of Subsidiaries in 3(a) above.

3(k)  Indebtedness

                                                 PAYMENTS DUE BY PERIOD
                              ---------------------------------------------------------------
                                           LESS THAN                              MORE THAN 5
                                 TOTAL      1 YEAR     1 - 3 YEARS   3 - 5 YEARS     YEARS
                              ----------  -----------  -----------   -----------  -----------
Long-term debt obligations    $  825,000  $         -  $         -   $         -  $   825,000
Capital lease obligations         20,700       20,700            -             -            -
Operating lease obligations      152,100       82,100       70,000             -            -
Asset retirement obligations   4,662,600    1,712,400    2,950,200             -            -
Total                         $5,660,400  $ 1,815,200  $ 3,020,200   $         -  $   825,000

3(m)  Actions Pending

Anti-Cyanide Initiative I-137

In November 1998, the Montana electorate passed an anti-cyanide initiative (I-137) by a vote of 52% to 48%. I-137, as modified by the Montana State Legislature in April 1999, bans development of new gold and silver mines that use open-pit mining methods and cyanide in the treatment and recovery process. In April 2000, the Seven-Up Pete Venture (SPV) filed lawsuits in Montana State District Court and in the United States District Court seeking to have I-137 declared unconstitutional, or alternatively, to obtain a "takings" or damage award for the lost value of the SPV's mineral properties. The SPV's federal takings claims were stayed pending exhaustion of remedies available to it at the state level. Through a series of court decisions, most recently with a Montana State Supreme Court decision on June 8, 2005, the provisions of I-137 were upheld and the SPV was denied its takings compensation claim. On July 19, 2005, the SPV, along with private plaintiffs, filed a motion in the United States District Court to reopen its reserved federal takings claim. As of November 4, 2005, the US District Court had not made a decision to hear the case. Accordingly, the Company has filed a Petition of Writ of Certiorari with the US Supreme Court to meet its November 4, 2005 deadline for such filing.

Kendall Mine Lawsuits

In October 2001, a plaintiff group filed suit in Montana State District Court against the Company and its wholly-owned subsidiary, CR Kendall Corporation, alleging violation of water rights and other torts in connection with the operation of the Kendall Mine. The Complaint seeks unspecified damages and punitive damages. The Company has vigorously defended this lawsuit and intends to continue to do so. In view of the inherent uncertainties of lawsuits of this nature, the Company is unable to make a judgment concerning the likelihood of success in, or the outcome of, this matter.

In August 2002, a Preliminary Injunction was issued in Montana State District Court on behalf of the plaintiff group in connection with the Company's auction of certain mineral rights and fee lands in western Montana. In October 2002, the Court issued a Supplemental Order which will sequester any proceeds realized from the auction until such time as the lawsuit is concluded. As of September 30, 2005, $267,800 had been remitted to the Court as required by the Order. Including interest earned on the funds remitted, the Court held $274,800 as of September 30, 2005.

In March 2004, a claim was filed in Montana State District Court by the Montana Environmental Information Center, Inc. and Earthworks/Mineral Policy Center, Inc. (Plaintiffs) against the Company, CR Kendall Corporation, and the Kendall Mine alleging violations of the Federal Pollution Control Act. The Plaintiffs sought declaratory judgment, injunctive relief, remediation and the imposition of civil penalties for violations dating back to September 1988. On July 14, 2005, the Plaintiffs filed a Motion to Dismiss the complaint without prejudice. On July 21, 2005, the Company filed a brief in response to the Motion to Dismiss asking the Court to order the claim be dismissed with prejudice, or alternatively, that the Company be entitled to its reasonable attorney's fees with respect to the initial claim or any subsequent lawsuit alleging similar claims.

3(y)  Delisting Notification

On November 21, 2005, the Company received notice from the American Stock Exchange ("Amex") that it was not in compliance with Section 301 of the Amex Company Guide pertaining to the issuance of securities prior to filing an application for the listing of such additional securities and receiving notification from Amex that the securities have been approved for listing.

Specifically, on September 16, 2005, the Company issued 500,000 shares of its common stock in connection with the repurchase of crushing equipment at the Company's Briggs Mine and inadvertently failed to submit an Additional Listing Application and receive Amex approval of such application prior to such issuance.

The Company submitted an Additional Listing Application with respect to the newly issued shares to Amex on November 16, 2005. Upon approval of such application, the Company will regain compliance with all applicable continued listing standards of Amex.